Harbinger Group Inc.'s Consumer Products Segment, Spectrum Brands Holdings, Inc., Plans to Report Fiscal 2011 Fourth Quarter and Full Year Financial Results on November 16

NEW YORK, Oct. 20, 2011 /PRNewswire/ -- Harbinger Group Inc. ("HGI"; NYSE: HRG) today announced that its majority-owned operating subsidiary, Spectrum Brands Holdings, Inc. ("Spectrum Brands"; NYSE: SPB), will issue its 2011 fiscal fourth quarter and full year results before the markets open on Wednesday, November 16, 2011. Spectrum Brands will also conduct a live conference call and webcast at 9:00 a.m. Eastern Time on November 16, 2011.

In line with its strategy to generate stockholder value, HGI acquired a majority interest in global consumer products company Spectrum Brands on January 7, 2011. Spectrum Brands operates as a publicly traded subsidiary of HGI with its common stock traded on the New York Stock Exchange. Spectrum Brands' fiscal 2011 fourth quarter and full year results will be reflected in HGI's results for the year ending September 30, 2011.

For the full text of today's Spectrum Brands announcement and details for accessing their conference call and webcast, please visit Spectrum Brands' investor relations website at: http://phx.corporate-ir.net/phoenix.zhtml?c=75225&p=irol-news.

About Harbinger Group Inc.

Harbinger Group Inc. is a diversified holding company. The Company's principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, pet supplies, home and garden control products, personal care and small appliances. The Company primarily focuses on opportunities in these sectors as well as financial products, telecommunications, agriculture, power generation and water and natural resources. The Company makes certain reports available free of charge on its website at www.harbingergroupinc.com as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the Securities and Exchange Commission.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black & Decker®, Toastmaster®, Farberware®, Tetra®, Marineland®, Nature's Miracle®, Dingo®, 8-in-1®, Littermaid®, Spectracide®, Cutter®, Repel®, and Hot Shot®. Spectrum Brands Holdings' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Spectrum Brands Holdings generates annual net sales in excess of $3 billion. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release may be forward-looking statements based upon management's current expectations that are subject to risks, and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by the Company and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the risk that the Company may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of the Company and those factors listed under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2011. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contact:

APCO Worldwide
Jeff Zelkowitz, 646-218-8744
jzelkowitz@apcoworldwide.com

or

Harbinger Group Inc.
Francis T. McCarron, CFO, 212-906-8560
investorrelations@harbingergroupinc.com